AMENDMENT NUMBER TWO
TO
PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS

This Amendment Number Two to Purchase and Sale Agreement and Escrow Instructions (the “Amendment Number Two”) is entered into as of this 30th day of June 2021 by and between Sutton Hill Capital L.L.C., a New York limited liability company (“Seller”), and Citadel Cinemas, Inc., a Nevada corporation (“Buyer”), and amends that certain Purchase and Sale Agreement and Escrow Instructions between Buyer and Seller dated as of September 3, 2019 (the “Original Agreement”), as amended by that certain Amendment Number One to Purchase and Sale Agreement and Escrow Instructions entered into as of March 12, 2020 (the “Amendment Number One,” together with the Original Agreement, the “Amended Agreement”, and as amended by this Amendment Number Two, the “Further Amended Agreement”).

RECITALS

A.	WHEREAS, Buyer desires to 1postpone the Close of Escrow to a date on or before January 1, 2023 and amend the Lease; and

B.	WHEREAS, Seller is willing to accommodate such desire on the part of the Buyer.

NOW, THEREFORE1 in 1consideration of the above stated premises, the terms and provisions of this Agreement, and other good .and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby agree as follows:

AGREEMENT.

1.	Any term not specifically defined in this Amendment Number Two shall have the same meaning as set forth in the Amended Agreement or the Lease, as applicable.

2.

Section 4(b) of the Amended Agreement is hereby amended to read as follows: ''As used herein the term ''Close of Escrow11 shall be on or before January 1, 2023, time being of the essence of this Agreement."

3.	The ease is hereby amended as follows:

a.	The term of the Lease is extended to and including September 1, 2023;

b.	The Put Period is extended to and including December 4., 2023;

c.

Tenant shall make a  lump sum payment on or before July 1.,  2021 in the amount of Six Hundred Fourteen Thousand Five Hundred Seventy Five Dollars and 00/100 ($614,575.00) (the ''Lump Sum Payment") in full satisfactio1n of all outstanding Basic Rent obligations for calendar years 2020 and 202.1;

4.	Tenant shall re-commence payment of Basic Rent in the amount of $49,166 per month on April 1, 2021; and

a.	Reading International, Inc. guarantees Tenant's payment of the Lump Sum Payment and monthly rent of $49,166 from April 1, 2021.

5.	This Further Amended Agreement and the Lease, as also amended by this Further Amended Agreement, (a) constitutes the entire agreement of the parties hereto with respect to the subject

.

matter hereof; (b) supersedes prior or simultaneous    negotiations or agreements; and (c) may not

be modified amended or changed in any manner except by a writing executed by the party to be charged.

6.	This Amendment Number Two may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

7.

Except as specifically set forth herein, the Amended Agreement and the Lease continue in full force and effect, unamended and unmodified. This Amendment Number Two is made on the express condition that nothing herein contained shall in any way be construed as affecting, impairing or waiving any rights of the parties under the Amended Agreement and the Lease, except as specifically amended pursuant to this Amendment Number Two.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number Two to be executed and delivered as of the date first set forth above.

SELLER			BUYER
Sutton Hill Capital, L.L.C.			Citadel Cinemas, Inc.
A New York limited liability company			A Nevada corporation
By:	/s/ James D. Vandever	By:	/s/ Gilbert Avanes
Name:	James D. Vandever	Name:	Gilbert Avanes
Its:	Manager	Its:	Chief Financial Officer and Treasurer

AGREED TO AND ACKNOWLEDGED BY:

GUARANTOR AS TO ITS OBLIGATIONS UNDER SECTION 3(e)

Reading International, Inc.
A Nevada corporation
By:	/s/ Gilbert Avanes
Name:	Gilbert Avanes
Its:	Executive Vice President, Chief Financial Officer and Treasurer